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                                                                 EXHIBIT 10.11

                                 FIRST AMENDMENT
                                       OF
                          HILTON HOTELS RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 1987)

          WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Plan (the "Plan"); and

          WHEREAS, it is desirable that the Plan be amended to provide that
(1) a terminated participant whose vested accrued benefit has a lump sum actuarial equivalent of $3,500 or less shall receive his benefit in the form of an immediate cash payment, (2) the actuarial equivalent of a participant's accrued benefit payable in a lump sum shall be determined using the interest rate and mortality assumptions prescribed by Internal Revenue Code Section 417(e)(3) as amended by the Uruguay Round Agreements Act of 1994 ("GATT"), and (3) the GATT interest rate and mortality assumptions in effect for the November preceding the Plan Year in which distribution is made (e.g., November 1994 for the 1995 Plan Year) shall apply to all participants and certain beneficiaries under the Plan who have not commenced distribution of their benefits as of the date this amendment is adopted; and

          WHEREAS, The Hilton Hotels Pension Committee (the "Committee") and the Board of Directors of the Company have granted the Company the authority to adopt any amendments to the Plan which do not have the effect of increasing the liability of a Participating Employer in a manner which would cause a significant detriment to such Participating Employer; and

          WHEREAS, nothing in this amendment creates a significant detriment or increases the duties of the Committee under the Plan.

          NOW, THEREFORE, BE IT RESOLVED, by virtue and in exercise of the power reserved to the Company by Section 8.1 of the Plan, the Plan, as previously amended, be and is hereby further amended, effective as of January 1, 1995 unless otherwise noted, in the following particulars:

                                 *      *      *


          1. The first sentence of Section 4.9(d) of the Plan is amended to read as follows:

     "(d) In the event the Actuarial Equivalent of a Participant's vested accrued benefit determined as of his Break in Employment, or the Surviving Spouse Benefit, is $3,500 or less, the Committee shall pay such Actuarial Equivalent in the form of a single cash lump sum as soon as administratively feasible, in lieu of all other benefits under the Plan."


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          2.   Section 4.9(d) of the Plan is further amended by adding the following at the end thereof:

     "Notwithstanding Appendix A and the foregoing provisions of this subsection
     (d), if the lump sum Actuarial Equivalent of (i) the vested accrued benefit of a Participant who incurred a Break in Employment prior to November 15, 1995 and who has not received a distribution prior to November 15, 1995, or
     (ii) a Surviving Spouse Benefit attributable to the death of a Participant prior to November 15, 1995, which benefit has not been distributed prior to November 15, 1995, is $3,500 or less, such benefit shall be paid in a single cash lump sum as soon as administratively feasible after November 15, 1995. The Actuarial Equivalent for such distributions shall be determined by applying the interest and mortality factors applicable to 1995, as adopted by the First Amendment to the Plan (as amended and restated effective January 1, 1987)."

          3. Appendix A of the Plan is amended by revising that portion of the first sentence of Section A.1 immediately following the first semicolon thereunder to read as follows:

     "provided, however, that for cash lump sum calculation purposes, 'Actuarial Equivalent' shall mean an amount of equivalent value when computed using
     (i) for cash lump sum distributions made prior to January 1, 1995, the average of the weekly bond yield on the Standard & Poor's AAA Industrial Bond Index for the four weeks preceding the Annuity Starting Date, but no greater than (A) 120% of the 'Applicable Interest Rate' if the present value of the vested accrued benefit exceeds $25,000 (determined using the 'Applicable Interest Rate') and provided that the use of 120% of such rate does not reduce the present value of the benefit below $25,000, or (B) the 'Applicable Interest Rate,' and (ii) for cash lump sum distributions made on or after November 15, 1995, the `applicable mortality table' and the `applicable interest rate' as described in Section 417(e)(3) of the Code for the November immediately preceding the Plan Year in which the distribution is made."

          4. Appendix A of the Plan is further amended, effective as of January 1, 1987, by inserting "of 1%" immediately after "0.25" thereunder.

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          IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized officer as of the_________day of _________________, 1995.

                              HILTON HOTELS CORPORATION



                              By
                                -----------------------


                              Its
                                 ----------------------

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